UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - April 30, 2003
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH (State of other jurisdiction of incorporation or organization)	1-8796 (Commission File No.)	87-0407509 (I.R.S. Employer Identification No.)

P.O. Box 45433, 180 East 100 South Street, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits. (c) Exhibits.

Exhibit No.	Exhibit

99.1	Release issued April 30, 2003, by Questar Corporation.

          Item 9.   Regulation FD Disclosure.

          On April 30, 2003, Questar Corporation issued a press release announcing its earnings for the first quarter of 2003. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

April 30, 2003	/s/S. E. Parks

S. E. Parks Senior Vice President, Treasurer, and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit

99.1	Release issued April 30, 2003, by Questar Corporation.

Exhibit 99.1

QUESTAR NET INCOME RISES 85% IN FIRST-QUARTER 2003

     SALT LAKE CITY -- Questar Corp. (NYSE:STR) reported an 85% increase in net income for the first three months of 2003 compared with the 2002 period, reflecting higher nonregulated natural gas and oil prices and improved results from regulated businesses.

     The integrated natural gas company earned $64.6 million, or $.77 per diluted share, in first-quarter 2003 after a $.07-per-share noncash charge resulting from the cumulative effect of implementing SFAS 143. Under this new accounting rule for recording asset-retirement obligations, the company must record a liability for anticipated costs of retiring long-lived assets. In comparison, Questar earned $34.9 million, or $.42 per diluted share, in the first-quarter 2002 after a $.19 per-share cumulative effect of a change in accounting for goodwill.

     Excluding the nonrecurring cumulative effect of accounting changes in both years, Questar earned $70.2 million, or $.84 per diluted share, in first-quarter 2003, 40% higher than the $50.2 million, or $.61 per diluted share, earned in the comparable year-earlier period.

There was an average of 83.5 million common diluted shares outstanding in the 2003 period versus 82.3 million shares a year earlier.

     Keith O. Rattie, Questar president and CEO, said: "Higher natural gas and oil prices, strong nonregulated production volumes, and improving returns on capital in our regulated businesses drove our first-quarter results. Significantly, Rockies natural gas production was up 20% year on year, essentially offsetting the impact of sales of noncore producing properties in the second half of 2002.

     "As a result, we're increasing earnings guidance for 2003," Rattie said. "We now project that 2003 earnings should range between $2.05 and $2.20 per share (previous guidance was $1.95 to $2.10 per share). The higher guidance is based on current gas- and oil-hedge positions, and assumes prices for unhedged natural gas production at or near levels reflected in the forward-price curves at the close of business Tuesday, April 29." Rattie said the 2003 guidance excludes the cumulative impact of adopting SFAS 143, "Accounting for Asset Retirement Obligations."

     "More importantly, we're on track with our plans to accelerate our drilling program on the Pinedale Anticline in western Wyoming," Rattie said. "We now plan to drill and complete about 25 wells at Pinedale in 2003 - ramping up to 30 to 35 wells in 2004 - compared with an average of 15 wells per year in 2000-2002."

     The Questar president said all 2003 Pinedale wells will test both the Lance and the deeper Mesaverde formations. Each new Pinedale well is projected to add about 8 billion cubic feet equivalent (bcfe) of gross reserves, with first-month average gross sales volumes of 4-6 million cubic feet of gas per day. "To reduce the environmental impact, we will drill multiple wells from a single pad where possible," Rattie said. "We will also centralize production facilities, where possible, to minimize road construction and other surface impacts.

     "The net effect of this revised plan is a 'win-win' for Questar and the environment - accelerated cash flow and earnings from Pinedale, with significantly less impact on wildlife and habitat. We'll begin to see the production and earnings contribution of Pinedale acceleration in the second half of 2003, but the primary impact will be in 2004 and beyond," Rattie said.

Nonregulated Activities

     Questar Market Resources (QMR), a subsidiary that conducts gas and oil exploration and production, gas gathering and other nonregulated activities, earned $28.9 million in the 2003 quarter versus $17.6 million a year earlier. The 2003 number included a $5.2 million reduction for the cumulative effect of the accounting change.

     Nonregulated natural gas production totaled 20.1 billion cubic feet (bcf) in the 2003 period compared with 20 bcf a year earlier. A 20% increase from Rockies producing areas offset the impact of the 2002 sales of a Canadian production subsidiary and other nonstrategic properties. Oil and natural gas liquids production declined 23% to 572,000 barrels in first-quarter 2003, primarily due to the Canadian sale. On an energy-equivalent basis, QMR's first-quarter 2003 nonregulated production was 23.5 bcfe compared with 24.5 bcfe in the year-earlier period.

     QMR's average realized selling price of natural gas, net to the wellhead, was $3.52 per Mcf in the 2003 quarter compared with $2.44 in the prior-year period. The average realized price for nonregulated oil and natural gas liquids rose 31% year on year to $24.71 per barrel, net to the well, in the 2003 period. QMR's results were negatively affected by the Dec. 31, 2002, expiration of Section 29 gas-development tax credits, which contributed net income of $1.1 million in first-quarter 2002.

QMR's depreciation, depletion and amortization rate was $.92 per thousand cubic feet equivalent (Mcfe) in first-quarter 2003 compared with $.89 per Mcfe in the 2002 quarter.

     Wexpro, a QMR subsidiary that develops gas properties on behalf of Questar's gas-distribution utility, reported net income of $7.6 million in first quarter 2003, the same as the prior-year period. The 2003 results included a $600,000 charge for the cumulative effect of the accounting change. Wexpro earns a specified return on the net investment in commercial wells drilled on behalf of Questar Gas. The net investment base was $159.3 million at the end of first-quarter 2003 versus $163 million a year earlier.

     Questar Gas Management (QGM), a QMR subsidiary that conducts gas gathering and processing activities, earned $3.6 million in the 2003 quarter compared with $1.4 million a year ago. Gathering volumes increased 8% to 52 million decatherms (dth) in the 2003 quarter with expanded deliveries from the Uinta Basin in eastern Utah and the Pinedale-Jonah region in western Wyoming. QGM is also a 50% partner in Rendezvous Gas Services, which provides gathering and processing services for Pinedale-Jonah producers. Net income from QMR's energy-marketing activities in the 2003 quarter rose to $1.7 million compared with $300,000 a year earlier.

Regulated Activities

     Net income for Questar Gas - a retail gas-distribution utility - increased from $24.2 million in first-quarter 2002 to $25.7 million in the 2003 period. Primary factors in the increase were new rates that went into effect on Jan. 1, 2003, customer additions, and higher usage per customer. The cumulative effect of the 2003 accounting change resulted in a $300,000 charge.

     Questar Gas added 18,212 customers in the 12 months ended March 31, 2003 - a 2.5% growth rate. Usage per customer on a temperature-adjusted basis rose 2.4% in the 2003 quarter over the prior-year period. In first-quarter 2003, the utility incurred increased depreciation expense due to system growth and moderately higher pension and benefit costs.

     Questar Pipeline, which operates a gas-transmission and storage system in Wyoming, Utah and Colorado, reported first-quarter 2003 net income of $7.9 million compared with $7.4 million in the 2002 period. The cumulative effect of the 2003 accounting change was $100,000.

     Questar Pipeline's total transportation volumes grew 4% to 108.7 million dth with the mid-year 2002 service commencement of the company's Questar Southern Trails Pipeline. Transportation on behalf of Questar Gas declined 23% year to year because temperatures in the utility's service area were 11% warmer than normal compared with 21% colder than normal in the 2002 quarter.

Questar Pipeline's net income also benefited from lower legal expenses due to the settlement of TransColorado Pipeline litigation.

Corporate and Other Operations

     Corporate and Other Operations generated net income of $2 million in first-quarter 2003 versus a $14.5 million loss in the year-earlier quarter, which included a $15.3 million charge related to a change in accounting for goodwill.

Hedge positions (see attached table for regional breakdown)

Total 2003 nonregulated natural gas, oil and natural-gas liquids production is projected at 88 to 92 bcfe.

     Questar Market Resources has price hedges averaging $3.44 per Mcf, net to the well, on 37.2 bcf of proved-developed gas production from April 1 to Dec. 31, 2003. QMR has hedged 825,000 barrels of 2003 oil production at an average price of $21.80 per barrel, net to the well, in the April-December period.

Approximately 31.7 bcf of 2004 proved-developed gas production is hedged at an average price of $3.70 per Mcf, net to the well. There are no hedges to date on 2004 oil production.

     Questar is an integrated natural gas company headquartered in Salt Lake City with total assets of $3.1 billion. Through subsidiaries, it engages in gas and oil development and production; gas gathering, processing and marketing; interstate gas transmission and storage; retail gas distribution; retail energy services; and information systems and technologies.

Forward-looking Statements

     This release contains certain forward-looking statements within the meaning of the federal securities laws. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company's periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended Dec. 31, 2002. Subject to the requirements of otherwise applicable law, the company cannot be expected to update the statements contained in this news release or take actions described herein or otherwise currently planned.

CURRENT HEDGE POSITIONS

Gas hedges/2003	Bcf	Price per Mcf.,
		net to well

Rocky Mountains
2nd qtr	9.0	$3.16
2nd half	17.0	$3.21
Apr - Dec	26.0	$3.19

Midcontinent
2nd qtr	4.3	$4.02
2nd half	6.9	$4.00
Apr - Dec	11.2	$4.00

Total
2nd qtr	13.3	$3.44
2nd half	23.9	$3.44
Apr - Dec	37.2	43.44

Gas hedges/2004	Bcf	Price per Mcf,
		net to well

Rocky Mountains
1st half	10.6	$3.41
2nd half	10.8	$3.41
Year	21.4	$3.41

Midcontinent
1st half	5.1	$4.30
2nd half	5.2	$4.30
Year	10.3	$4.30

Total
1st half	15.7	$3.70
2nd half	16.0	$3.70
Year	31.7	$3.70

Oil hedges/2003	Mbbls	Price per bbl,
		net to well

Rocky Mountains
2nd qtr	228	$21.68
2nd half	460	$21.68
Apr - Dec	688	$21.68

Midcontinent
2nd qtr	45	$22.38
2nd half	92	$22.38
Apr - Dec	137	$22.38

Total
2nd qtr	273	$21.80
2nd half	552	$21.80
Apr - Dec	825	$21.80

For more information, visit Questar's internet site at: www.questar.com

QUESTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2003	2002	2003	2002

	(In Thousands, Except Per Share Amounts)
REVENUES
Questar Market Resources	$ 213,193	$ 125,158	$ 610,511	$ 540,160
Questar Regulated Services
Natural gas distribution	234,514	260,958	567,391	653,169
Natural gas transmission	18,136	12,502	71,909	51,062
Other	877	841	4,196	4,228
Corporate and other operations	3,084	3,074	13,931	30,626

TOTAL REVENUES	469,804	402,533	1,267,938	1,279,245

OPERATING EXPENSES
Cost of natural gas and other products sold	201,341	178,528	418,555	522,381
Operating and maintenance	73,837	74,030	284,124	281,526
Depreciation, depletion and amortization	47,938	45,307	187,583	161,236
Exploration	1,170	2,748	4,508	8,667
Abandonment and impairment of gas, oil
and other properties	483	306	11,360	4,927
Production and other taxes	17,160	11,409	49,943	46,582

TOTAL OPERATING EXPENSES	341,929	312,328	956,073	1,025,319

OPERATING INCOME	127,875	90,205	311,865	253,926

Interest and other income	2,593	7,406	51,854	27,535
Earnings from unconsolidated affiliates	1,036	657	12,156	702
Minority interest	77	170	408	1,450
Debt expense	(18,916)	(20,036)	(80,001)	(69,277)

INCOME BEFORE INCOME TAXES
AND CUMULATIVE EFFECTS	112,665	78,402	296,282	214,336
Income taxes	42,463	28,250	105,339	75,258

INCOME BEFORE CUMULATIVE EFFECTS	70,202	50,152	190,943	139,078
Cumulative effect of accounting change
for asset retirement obligations, net of
income taxes of $3,331	(5,580)		(5,580)

Cumulative effect of accounting change
for goodwill, net of $2,010 attributed to
minority interest		(15,297)		(15,297)

NET INCOME	$ 64,622	$ 34,855	$ 185,363	$ 123,781

BASIC EARNINGS PER COMMON SHARE
Income before cumulative effects	$ 0.86	$ 0.62	$ 2.33	$ 1.71
Cumulative effects	(0.07)	(0.19)	(0.07)	(0.19)

Net income	$ 0.79	$ 0.43	$ 2.26	$ 1.52

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effects	$ 0.84	$ 0.61	$ 2.30	$ 1.70
Cumulative effects	(0.07)	(0.19)	(0.07)	(0.19)

Net income	$ 0.77	$ 0.42	$ 2.23	$ 1.51

Weighted average common shares outstanding
Used in basic calculation	82,222	81,586	81,972	81,441
Used in diluted calculation	83,453	82,257	82,903	82,191

Dividends per common share	$ 0.185	$ 0.18	$ 0.73	$ 0.71

QUESTAR CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)
	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2003	2002	2003	2002

	(In Thousands, Except Per Share Amounts)
FINANCIAL RESULTS
REVENUES FROM UNAFFILIATED CUSTOMERS
Questar Market Resources	$ 213,193	$ 125,158	$ 610,511	$ 540,160
Questar Regulated Services
Natural gas distribution	234,514	260,958	567,391	653,169
Natural gas transmission	18,136	12,502	71,909	51,062
Other	877	841	4,196	4,228

Total Regulated Services	253,527	274,301	643,496	708,459
Corporate and other operations	3,084	3,074	13,931	30,626

	$ 469,804	$ 402,533	$1,267,938	$1,279,245

REVENUES FROM AFFILIATED COMPANIES
Questar Market Resources	$ 26,449	$ 27,971	$ 105,125	$ 100,520
Questar Regulated Services
Natural gas distribution	889	301	2,264	2,074
Natural gas transmission	20,339	20,985	75,954	76,283
Other	453	423	1,717	1,547
Corporate and other operations	7,284	7,391	30,350	29,788

	$ 55,414	$ 57,071	$ 215,410	$ 210,212

OPERATING INCOME (LOSS)
Questar Market Resources	$ 59,557	$ 28,663	$ 161,338	$ 134,929
Questar Regulated Services
Natural gas distribution	48,706	44,890	74,170	59,945
Natural gas transmission	18,285	15,741	68,729	60,027
Other	87	(68)	(186)	(235)

Total Regulated Services	67,078	60,563	142,713	119,737
Corporate and other operations	1,240	979	7,814	(740)

OPERATING INCOME	$ 127,875	$ 90,205	$ 311,865	$ 253,926

NET INCOME
Questar Market Resources	$ 34,049	$ 17,602	$ 114,376	$ 80,392
Questar Regulated Services
Natural gas distribution	26,004	24,166	34,237	26,319
Natural gas transmission	8,053	7,417	33,244	29,501
Other	71	160	71	2,803

Total Regulated Services	34,128	31,743	67,552	58,623
Corporate and other operations	2,025	807	9,015	63

Income before cumulative effects of
accounting changes	70,202	50,152	190,943	139,078
Cumulative effects	(5,580)	(15,297)	(5,580)	(15,297)

NET INCOME	$ 64,622	$ 34,855	$ 185,363	$ 123,781

EARNINGS PER COMMON SHARE - DILUTED
Income before cumulative effects	$ 0.84	$ 0.61	$ 2.30	$ 1.70
Cumulative effects	(0.07)	(0.19)	(0.07)	(0.19)

Net income	$ 0.77	$ 0.42	$ 2.23	$ 1.51

Weighted average diluted common shares	83,453	82,257	82,903	82,191

Dividends per common share	$ 0.185	$ 0.18	$ 0.73	$ 0.71

QUESTAR CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)
	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2003	2002	2003	2002

	(D = 10, M = 1,000)
QUESTAR MARKET RESOURCES
Production volumes
Natural gas (in MMcf)	20,104	20,007	79,771	74,794
Oil and natural gas liquids (in Mbbl)	572	747	2,589	2,752
Total production (Bcfe)	23.5	24.5	95.3	91.3
Average daily production (MMcfe)	262	272	261	250

Average selling price, net to the well
Average realized selling price (including hedges)
Natural gas (per Mcf)	$3.52	$2.44	$2.86	$2.80
Oil and natural gas liquids (per bbl)	$24.71	$18.85	$21.79	$18.71

Average selling price (without hedges)
Natural gas (per Mcf)	$4.21	$1.89	$2.76	$2.69
Oil and natural gas liquids (per bbl)	$31.14	$18.70	$25.96	$21.08

Marketing volumes in energy equivalent
Decatherms (in MDth)	21,311	22,465	82,662	90,228

Natural gas gathering volumes (in MDth)
For unaffiliated customers	28,325	28,625	111,905	98,269
For Questar Gas	11,583	12,223	40,045	39,173
For other affiliated customers	12,092	7,387	42,841	27,637

Total gathering	52,000	48,235	194,791	165,079

Gathering revenue (per Dth)	$0.19	$0.13	$0.17	$0.13

QUESTAR REGULATED SERVICES - NATURAL GAS DISTRIBUTION
Natural gas volumes (in MDth)
Residential and commercial sales	35,468	43,361	82,903	90,307
Industrial sales	3,227	3,440	10,516	10,857
Transportation for industrial customers	9,552	11,860	44,151	51,770

Total deliveries	48,247	58,661	137,570	152,934

Natural gas revenues (per Dth)
Residential and commercial	$6.08	$5.51	$6.01	$6.35
Industrial sales	$4.30	$4.85	$3.96	$5.02
Transportation for industrial customers	$0.19	$0.15	$0.16	$0.13
Heating degree days
Colder (warmer) than normal	(11%)	21%	(8%)	7%
Average temperature adjusted usage
per customer (Dth)	52.1	50.9	118.6	118.9
Number of customers at December 31,
Residential and commercial	752,148	733,907
Industrial	1,286	1,315

Total	753,434	735,222

QUESTAR REGULATED SERVICES - NATURAL GAS TRANSMISSION
Natural gas transportation volumes (in MDth)
For unaffiliated customers	65,516	52,452	258,183	205,628
For Questar Gas	39,532	51,345	99,879	122,918
For other affiliated customers	3,677	553	9,168	5,534

Total transportation	108,725	104,350	367,230	334,080

Transportation revenue (per Dth)	$0.23	$0.21	$0.27	$0.24